UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 15, 2012

AdCare Health Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5057 Troy Road

Springfield, OH 45502-9032

(Address of Principal Executive Offices)

(937) 964-8974

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On May 15, 2012, AdCare Property Holdings, LLC (“AdCare Holdings”), a wholly owned subsidiary of AdCare Health Systems, Inc., entered into a First Amendment to Purchase and Sale Agreement (the “Amendment”) with Westlake Nursing Home Limited (“Westlake”), which amends that certain Purchase and Sale Agreement, dated March 12, 2012 (the “Purchase Agreement”), between AdCare Holdings and Westlake pursuant to which AdCare Holdings may acquire from Westlake certain land, buildings, improvements, furniture, fixtures, vehicles, operating agreements and equipment comprising a 118-bed skilled nursing facility located in Oklahoma City, Oklahoma, for an aggregate purchase price of $5,800,000, subject to the terms and conditions of the Purchase Agreement (the “Quail Creek Purchase”).

The Amendment: (i) extends the closing date of the Quail Creek Purchase to June 30, 2012; (ii) requires AdCare Holdings to deposit an additional $150,000 into escrow to be held as earnest money, which amount shall be immediately delivered by the escrow agent to Westlake; and (iii) provides that all amounts held as earnest money under the Purchase Agreement (including, but not limited to, the $150,000 deposited by AdCare Holdings pursuant to the Amendment) shall be credited against the purchase price at closing (or returned to AdCare Holdings in the event of a default by Westlake as specified in the Purchase Agreement).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2012	ADCARE HEALTH SYSTEMS, INC.

/s/ Martin D. Brew
Martin D. Brew
Chief Financial Officer